Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Pre-Effective Amendment No.2 to Registration Statement on Form F-1 of our report dated March 30, 2017 with respect to the audited consolidated financial statements of TDH Holdings, Inc. for the years ended December 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 23, 2017